EXHIBIT 25



                       POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Fletcher, Gary E. Pruitt, and William A. Butler, or any one of them, their attorneys-in-fact, for them in any and all capacities, to sign the Annual Report on Form 10-K of Univar Corporation for the fiscal year ended February 28, 1994, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.


Signature                          Title          Date




/s/ James W. Bernard
James W. Bernard                   Director       April 29, 1994


/s/ Richard E. Engebrecht
Richard E. Engebrecht              Director       April 29, 1994


/s/ Curtis P. Lindley
Curtis P. Lindley                  Director       April 29, 1994


/s/ Roger L. Kesseler
Roger L. Kesseler                  Director       April 29, 1994


/s/ N. Stewart Rogers
N. Stewart Rogers                  Director       April 29, 1994


/s/ Robert S. Rogers
Robert S. Rogers                   Director       April 29, 1994


/s/ Andrew V. Smith
Andrew V. Smith                    Director       April 29, 1994


/s/ William K. Street
William K. Street                  Director       April 29, 1994



/s/ Roy E. Wansik
Roy E. Wansik                      Director       April 29, 1994


/s/ Nicolaas J. Westdijk
Nicolaas J. Westdijk               Director       April 29, 1994


/s/ James H. Wiborg
James H. Wiborg                    Director       April 29, 1994